UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2013

ZOLTEK COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Missouri	0-20600	43-1311101
(State or other	(Commission File	(I.R.S. Employer
jurisdiction of	Number)	Identification
organization)		Number)

3101 McKelvey Road
St. Louis, Missouri		63044
(Address of principal executive offices)		(Zip Code)

(314) 291-5110

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address if changed since last report)

__________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On September 27, 2013, Zoltek Companies, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Toray Industries, Inc., a Japanese kabushiki kaisha (“Parent”), and TZ Acquisition Corp., a Missouri corporation (“Merger Sub” and together with Parent, the “Acquiring Parties”).

Upon the terms and subject to the conditions in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger as a wholly-owned subsidiary of Parent.

At the effective time of the Merger (the “Effective Time”) and pursuant to the Merger Agreement, each issued and outstanding share of the Company’s common stock (other than any shares (i) owned by Parent, Merger Sub, the Company or any of their subsidiaries, and (ii) owned by shareholders who are entitled to, and who have properly exercised, appraisal rights in accordance with applicable Missouri law) will be converted automatically into the right to receive $16.75 per share in cash, without interest (the “Merger Consideration”). At the Effective Time, each stock option outstanding under the Company’s equity plans, whether vested or unvested, will also be converted into the right to receive the Merger Consideration with respect to each share subject to the award, less the applicable exercise price per share.

The Company’s Board of Directors unanimously approved the Company’s entry into the Merger Agreement. J.P. Morgan Securities LLC, in its capacity as financial advisor to the Company, presented its opinion to the Board of Directors (subsequently confirmed in writing) that, based upon and subject to certain assumptions, matters considered and limitations, the proposed Merger Consideration is fair, from a financial point of view, to the Company’s shareholders. At a special meeting on a date to be announced, the Company’s shareholders will be asked to vote to approve the Merger Agreement and the transactions contemplated thereby.

Each party’s obligation to consummate the Merger is subject to customary conditions, including, but not limited to: (i) approval of the Merger Agreement by the holders of at least two-thirds of the outstanding shares of the Company common stock entitled to vote thereon (“Company Shareholder Approval”), (ii) the expiration or early termination of the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) written confirmation from the Committee on Foreign Investment in the United States that review of the Merger under the Foreign Investment and National Security Act of 2007 has been completed and that there are no unresolved national security concerns with respect to the Merger, and (iv) the absence of any order enjoining or prohibiting the Merger. Additionally, each party’s obligation to consummate the Merger is subject to certain other conditions, including, but not limited to: (a) the accuracy of the other party’s representations and warranties contained in the Merger Agreement (subject to certain materiality qualifiers), and (b) the other party’s compliance with its obligations under the Merger Agreement in all material respects. The Merger Agreement does not contain a financing contingency.

The Merger Agreement includes customary representations, warranties and covenants of the parties. Among its covenants, the Company has agreed to: (i) subject to certain exceptions, conduct its business in all material respects in the ordinary course of business consistent with its past practice and refrain from taking certain specified actions prior to the consummation of the Merger, (ii) call and hold a special meeting of the Company’s shareholders for the purpose of obtaining Company Shareholder Approval, and (iii) not solicit competing acquisition proposals, or, subject to certain exceptions, enter into discussions concerning, or provide information in connection with, an alternative acquisition proposal. The Merger Agreement allows the Company under limited circumstances to provide information to and participate in discussions with respect to unsolicited acquisition proposals.

The Merger Agreement contains certain termination rights for the Company and the Acquiring Parties. Among these, the Company’s Board of Directors may cause the Merger Agreement to be terminated in response to a superior acquisition proposal only under specified circumstances. If the Merger Agreement is not consummated on or before January 31, 2014, either the Company or the Acquiring Parties may terminate the Merger Agreement; provided, however, that under limited circumstances, the Company or the Acquiring Parties may extend such termination date until April 30, 2014.

The Merger Agreement provides that, upon termination under specified circumstances, the Company would be required to pay Parent a termination fee of $23 million in cash and/or reimburse the Acquiring Parties’ out-of-pocket expenses incurred in connection with the Merger Agreement up to a maximum amount of $2.5 million in cash (which reimbursement would be credited against the amount of the termination fee, if any, subsequently payable by the Company pursuant to the Merger Agreement). The Merger Agreement also provides that, upon termination under specified circumstances, Parent would be required to pay the Company a reverse termination fee of $23 million in cash.

In connection with the execution of the Merger Agreement, Zsolt Rumy, solely in his capacity as a Company shareholder representing approximately 18% of the outstanding shares of the Company’s common stock, entered into a voting agreement with Parent (the “Voting Agreement”), pursuant to which Mr. Rumy agreed to vote in favor of the Merger and the approval of the Merger Agreement, subject to the limitations set forth in the Voting Agreement. The parties’ obligations under the Voting Agreement will terminate if, among other reasons, the Merger Agreement is terminated in accordance with its terms.

A copy of the Merger Agreement has been attached as an exhibit to this current report on Form 8-K to provide our shareholders and investors with information regarding its terms. It is not intended to provide any other factual information about the Company, the Acquiring Parties or any of their respective affiliates or businesses. The representations, warranties, covenants and agreements contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and shareholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Acquiring Parties or any of their respective affiliates or businesses. Moreover, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in disclosure letters that the parties have exchanged. Accordingly, investors and shareholders should not rely on the representations and warranties as characterizations of the actual state of facts of the Company, the Acquiring Parties or any of their respective affiliates or businesses. Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing descriptions of the Merger Agreement and the Voting Agreement are only summaries, do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement and the Voting Agreement, which are attached hereto as Exhibit 2.1 and Exhibit 99.1, respectively, and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retention and Stay Bonus Agreements

In connection with the Merger Agreement, on September 25, 2013, the Company’s Board of Directors authorized the Company to execute retention and stay bonus agreements (the “Bonus Agreements”) with certain of its officers and employees, including each of the Company’s named executive officers, pursuant to which the Company will pay certain cash bonuses, subject to applicable tax withholding, with two-thirds of each such bonus to be payable upon the consummation of the Merger and the remainder to be payable upon the applicable employee or officer remaining employed by the Company for a period of 90 days after the consummation of the Merger or if earlier, upon termination of such employee or officer by the Company without cause. The Company’s Board of Directors authorized agreements providing for payments to the named executive officers in the following amounts: (1) Zsolt Rumy – $768,000, (2) Andrew Whipple – $615,000, (3) George Husman – $500,000, (4) Philip Schell – $615,000, and (5) David Purcell – $615,000.

The foregoing description of the Bonus Agreements is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Bonus Agreement, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Amendment to Non-Qualified Stock Option Agreements

In connection with the Merger Agreement, on September 25, 2013, the Company’s Board of Directors authorized the modification of the terms of certain stock options regarding the timing of the payment of the value of the unvested options that vest upon a Change of Control (as provided in the Company’s 2008 Long-Term Equity Incentive Plan). Before the modification, the applicable agreements provided that two-thirds of the value of unvested options may be realized immediately upon a Change of Control and the remaining one-third may be realized if the optionee continues to be employed by the Company or its successor for 90 days after the Change of Control or if the optionee’s employment is terminated without cause before the end of that period. As modified, the entire value of the unvested options may be realized immediately upon a Change of Control. The optionees whose option agreements are affected include the following named executive officers: Zsolt Rumy, Andrew Whipple, George Husman, Philip Schell and David Purcell.

Item 8.01     Other Events.

On September 26, 2013, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto and incorporated herein as Exhibit 99.2.

Item 9.01     Financial Statements and Exhibits.

(a)     Financial statements of businesses acquired. Not applicable.

(b)     Pro forma financial information. Not applicable.

(c)     Shell company transactions. Not applicable.

(d)     Exhibits. See Exhibit Index.

Special Note Regarding Forward-Looking Statements.

This current report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, forward-looking statements should not be relied upon as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements.

The forward-looking statements contained in this current report are inherently subject to risks and uncertainties. The Company’s actual results could differ materially from those in the forward-looking statements. The factors that might cause such differences include, among others: (1) the occurrence of any event, change or other circumstances that could give rise to termination of the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against the Company and others following announcement of the Merger Agreement; (3) our ability to complete the proposed Merger due to the failure of the Company or the Acquiring Parties to satisfy the conditions to the Merger, including, but not limited to, obtaining the approval of the Company’s shareholders, antitrust approval and other closing conditions; (4) potential employee retention difficulties as a result of the proposed Merger; (5) disruption of the Company’s operations as a result of the Merger; (6) our ability to realize the benefits of the Merger; and (7) other risk factors identified in the Company’s filings with the Securities and Exchange Commission (the “SEC”). The forward-looking statements included in this current report are made only as of the date hereof. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this current report except as required by law.

Additional Information and Where to Find It.

This current report may be deemed to be solicitation material in respect of the proposed Merger. The Company intends to file with the SEC a definitive proxy statement in connection with the proposed Merger. A copy of the definitive proxy statement will be mailed to the Company’s shareholders seeking their approval of the proposed Merger. Shareholders and investors are urged to carefully read the definitive proxy statement when it becomes available because it will contain important information about the Merger. Shareholders and investors may obtain a free copy of the definitive proxy statement when it becomes available, and other documents filed by the Company with the SEC, at the SEC’s website at www.sec.gov. Free copies of the documents filed with the SEC by the Company will be available on the Company’s website at http://www.zoltek.com/com under the “Investor Relations” tab, or by directing a request to Jill A. Schmidt, Zoltek Companies, Inc., 3101 McKelvey Road, St. Louis, Missouri 63044, telephone number: (314) 291-5110. Investors may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.

The Company and its directors, executive officers and certain members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the proposed Merger. Information concerning the interests of the persons who may be participants in the solicitation will be set forth in the definitive proxy statement (when available). Information concerning beneficial ownership of the Company’s common stock by its directors and certain executive officers is included in its proxy statement relating to its 2013 annual meeting of shareholders filed with the SEC on December 27, 2012, and subsequent statements of changes in beneficial ownership on file with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:     September 27, 2013

ZOLTEK COMPANIES, INC.

By:	/s/ Andrew W. Whipple
Andrew W. Whipple
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number 2.1*	Description Agreement and Plan of Merger dated as of September 27, 2013, by and among Zoltek Companies, Inc., Toray Industries, Inc. and TZ Acquisition Corp.

10.1	Form of Retention and Stay Bonus Agreement

99.1	Stockholder Voting Agreement dated as of September 27, 2013, by and between Toray Industries, Inc. and Zsolt Rumy

99.2	Press Release, dated September 26, 2013

* Exhibits and schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.